Exhibit 10(27)


                             AMERICAN BILTRITE INC.
                               K&M ASSOCIATES L.P.

                                CREDIT AGREEMENT

                                 Amendment No. 2


      This Agreement, dated as of April 13,2004 (this "Agreement"), is among American Biltrite Inc., a Delaware corporation ("American Biltrite"), K&M Associates L.P., a Rhode Island limited partnership ("K&M"; American Biltrite and K&M being collectively but jointly and severally, the "Borrower"), the Lenders under the Credit Agreement (as defined below) and Fleet National Bank, as Agent for itself and such Lenders.

                                    RECITALS

      WHEREAS, the parties hereto entered into the Credit Agreement dated as of October 14, 2003 (as in effect prior to giving effect to this Agreement, the "Credit Agreement"); and

      WHEREAS, American Biltrite (Canada) Ltd., which is a Subsidiary of American Biltrite, desires to enter into a credit facility with the Canadian Imperial Bank of Commerce ("CIBC") (the "CIBC Credit Agreement") to be dated on or about April 30,2004 and grant to CIBC a security interest in its properties and assets and undertake certain other obligations each as set forth in the agreements attached hereto as Exhibit 6.7.9 (the "CIBC Security Interest"); and

      WHEREAS, the Credit Agreement prohibits Subsidiaries of American Biltrite from creating, incurring or entering into, or suffering to exist any Liens (as defined therein) except as set forth in Section 6.7 thereof and the Security Agreement prohibits the parties thereto from taking certain actions with respect to the Collateral Security (as defined therein).

      NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

      The parties agree as follows:

      1. Credit Agreement; Definitions. This Agreement amends the Credit Agreement. Terms defined in the Credit Agreement as amended hereby (the "Amended Credit Agreement") and not otherwise defined herein are used with the meaning so defined.

      2. Amendment of Credit Agreement. Effective upon the date hereof, the Credit Agreement is amended as follows:

            2.1. Section 6.7.9. The Credit Agreement is amended to include a new
      Section 6.7.9, which shall read in its entirety as follows:

                  "6.7.9. Security interest granted by American Biltrite (Canada) Ltd. to the Canadian Imperial Bank of Commerce pursuant to the terms of the agreements attached hereto as Exhibit 6.7.9 and in connection with the credit facility to be entered into between American Biltrite (Canada) Ltd. and the Canadian Imperial Bank of Commerce on or about April 30, 2004."

            2.2. Amendment of Section 6.8.1. Section 6.8.1 of the Credit Agreement is amended to read in its entirety as follows:

                  "6.8.1. Investments of the Company and its Subsidiaries in (a) Unrestricted Subsidiaries or (b) Persons that have become Unrestricted Subsidiaries after the date hereof; provided, however, that no such Investment shall involve the transfer by the Company or the Borrower of any material assets other than cash or capital stock of the Company; and provided, further, that the aggregate amount of Investments in American Biltrite (Canada) Ltd. from and after April 13,2004 shall not exceed $500,000."

            2.3. Amendment of Section 6.8.8. Section 6.8.8 of the Credit Agreement is amended to read in its entirety as follows:

                  "6.8.8 Investments not otherwise provided for in this Section
                  6.8 in Subsidiaries other than Janus Flooring Corporation not to exceed $500,000 in the aggregate."

            2.4. Section 6.17. The Credit Agreement is amended to include a new
      Section 6.17, which shall read in its entirety as follows:

                  "6.17. American Biltrite (Canada) Ltd. In each month, the Company will cause American Biltrite (Canada) Ltd. to make payments to the Company for all management or other fees incurred during the immediately preceding month, the outstanding amount of which shall at no point during any month exceed $250,000. Amounts incurred during a particular month shall be paid no later than the last day of the immediately subsequent month."

            2.5. Amendment of Section 8.1.2. Section 8.1.2 of the Credit Agreement is amended to read in its entirety as follows:

                  "8.1.2. Specified Covenants. The Company or any of its Subsidiaries shall fail to perform or observe any of the provisions of Sections 6.5 through 6.15 and Section 6.17."

      3. Consent. The Agent hereby (i) irrevocably consents to the security interest granted by American Biltrite (Canada) Ltd. to the Canadian Imperial Bank of Commerce pursuant to the terms of the agreements attached hereto as Exhibit 6.7.9 and to the transactions contemplated thereby and (ii) waives any conflicts, breaches and defaults, if any, under the Credit Documents attributable to the execution, delivery and performance of such documentation.

      4. Representations and Warranties. In order to induce the Agent to enter into this Agreement, each of the Borrowers jointly and severally represents and warrants that, immediately after giving effect to this Agreement, no Default exists.

      5. General. The Amended Credit Agreement and all of the Credit Documents are each confirmed as being in full force and effect. This Agreement, the Amended Credit Agreement and the other Credit Documents referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. Each of this Agreement and the Amended Credit Agreement is a Credit Document and may be executed in any number of counterparts (including by way of facsimile transmission), which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns, including as such successors and assigns all holders of any Credit Obligation. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of The Commonwealth of Massachusetts.


         [The remainder of this page intentionally has been left blank.]

      Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.


                               AMERICAN BILTRITE INC.


                               By /s/ Howard N. Feist III
                                  ------------------------------------
                                  Name: Howard N. Feist III
                                  Title: Vice President and
                                         Chief Financial Officer


                               K&M ASSOCIATES L.P.

                               By: AIMPAR, INC., its General Partner


                               By /s/ Howard N. Feist III
                                  ------------------------------------
                                  Name: Howard N. Feist III
                                  Title: Vice President


                               FLEET NATIONAL BANK, as
                               Agent and Lender under the Credit Agreement


                               By
                                  ------------------------------------
                                  Name: Thomas F. Brennan
                                  Title: Senior Vice President


              Signature Page to Amendment No. 2 to Credit Agreement

      Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.


                               AMERICAN BILTRITE INC.


                               By
                                  ------------------------------------
                                  Name: Howard N. Feist III
                                  Title: Vice President and
                                         Chief Financial Officer


                               K&M ASSOCIATES L.P.

                               By: AIMPAR, INC., its General Partner


                               By
                                  ------------------------------------
                                  Name: Howard N. Feist III
                                  Title: Vice President


                               FLEET NATIONAL BANK, as
                               Agent and Lender under the Credit Agreement


                               By /s/ Thomas F. Brennan
                                  ------------------------------------
                                  Name: Thomas F. Brennan
                                  Title: Senior Vice President


              Signature Page to Amendment No. 2 to Credit Agreement

                                                                   Exhibit 6.7.9


                            Forms of CIBC Agreements


(Please see attached.)

                              [LETTERHEAD OF CIBC]

March 16th, 2004

The President
American Biltrite (Canada) Ltd.
200 Bank St.
Sherbrooke, QC
J1H 4K3

Attention of Mr. Yves Massariol, Vice-president, Finance

RE: Credit Agreement

Dear Sir:

        We are pleased to advise that, at the pleasure of the Bank, the following line of credit is approved subject to the terms and conditions recited below:

1.0 BORROWER: American Biltrite (Canada) Ltd.

2.0 AMOUNT:

   2.1     $11,000,000    Operating loans by way of overdrafts and/or bankers
                          acceptances an/or libor loans.

   2.2     $ 4,125,000    Fixed rate Fixed term loan.

   2.3     $   750,000    Documentary letters of credits and Financial letter
                          of Guarantee.

   2.4     $   400,000    Forward Exchange Contracts in US Dollar.

   2.5     $    25,000    Visa Corporate Card - Sub-credit with Visa Department.

   2.6     $ 1,000,000    Visa Purchasing Card - Sub-credit with Visa
                          purchasing Card Department.

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American Biltrite (Canada) Ltd.     -Page 2-                    March 16th, 2004
                                                                Credit agreement
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3.0 AVAILABILITY

      3.1   Operating loans are availed of:
            3.1.1 by way of overdraft, such in Canadian dollars or U.S. dollars.
            3.1.2 The limit is established at $11,000,000 subject that all amounts in excess of $10 millions will be covered by hypothecated credit balances in US (Cdn equivalent).
            3.1.3 The limit will be reduced at $8,000,000 with the first of the following events:
                        o Sale of the commercial property of Janus Flooring Co. at Toronto.
                        o     June 30th, 2004
            3.1.4 by way of LIBOR loans not exceeding US $5,000,000. (Refer to attached Schedule "A" for credit specifications.
            3.1.5 By way of overdrafts in US dollars to a maximum of US
                  $5,000,000
            3.1.6 By way of Banker's Acceptances. Outstanding face amount, at any time, must not exceed 50% of the total limit of operating loans. (refer to attached Schedule "B" for credit specifications)

      3.2 The lender will issue letters of credit and guarantees in Canadian dollar and/or other foreign currencies, on behalf of the Borrower upon being satisfied as to the purpose, terms, conditions and beneficiary (ies) thereof and upon execution by the borrower of the lender's usual forms in respect thereof. Any letter of credit or Guarantee issued under this agreement shall have a term to expire of not greater than 12 months and the aggregate will be limited to Cdn $750,000

      3.3 Forward Exchange Contracts - An uncommitted foreign facility under which the Customer may, at CIBC's discretion, enter into one or more spot, forward to usual foreign exchange transactions with CIBC, subject to Customer's usual foreign exchange documentation. Credit usage will be determined by CIBC base on the Customer's outstanding obligations under such transactions measured in accordance with CIBC's policies and procedures in effect from time to time.

      3.4 VISA; availed of by virtue of the Corporate Visa Agreement on the Bank's Form 1754.

      3.5 VISA purchasing card: availed of by virtue of the VISA Purchasing Card Agreement.

4.0 REPAYMENT:

      4.1 It is understood that the Bank may, on demand, require immediate payment of all amounts outstanding or accrued in connection with the operating loan facility and may, at any time, for any reason and without notice, cancel the undrawn portion of the facility.

      4.2   Capital loans:

            o To be repaid by 11 regular quarterly payments of capital to the amount of $375,000 Cdn, plus interest.

      4.3   VISA: accounts are to be maintained current at all times.

      4.4 Standby Letters of Credit, as per the terms stipulated in the letters of indemnity.

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American Biltrite (Canada) Ltd.     -Page 3-                    March 16th, 2004
                                                                Credit agreement
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5.0 PREPAYMENT OF CAPITAL LOANS:

      5.1 No prepayment will be permitted under the fixed rate/fixed term loan option unless authorized by the Lender, which may involve an interest penalty.*

            *A prepayment fee for full or partial prepayment equal to the interest differential, as determined by CIBC, for the remainder of the term of the loan.

6.0 INTEREST RATES &/OR FEES:

      6.1   Operating loans:
                  o     Canadian Dollar: Prime rate + 1.6% payable monthly
                  o     Banker's acceptances: Ba's + 300 basis points.
                  o     US dollar: US Prime Rate + 1.5% payable monthly.
                  o     Libor loans: Libor plus 300 basis points.

      6.2   Capital Loan: Fixed rate of 6.03 up to July 27th, 2006

      6.3   For documentary letters of credits: See Annex "C" for the fees.

            For Financial Standby Letters of Guarantees, fees are 1% per year (minimum: $250.00), plus out of pocket expenses.

      6.4   Loan administration fees: $300.00 payable monthly.

      6.5 Renewal fees: $5,000. payable at the acceptation of this offer of renewal.

7.0 SECURITY

      7.1   The whole account will be secured by:

            o Movable hypothec for a principal amount of $25,000,000 to be registered for $28,750,000 creating in favour of CIBC a first ranking hypothec in all present and future undertaking and movable property of the Borrower including, receivables, inventory, incorporeal rights (intellectual property), equipments et machineries.

            o Adequate fire insurance on the assets taking in security with loss payable to the bank.

            o Postponement of claims signed by American Biltrite Inc for an unlimited amount supported by a resolution of the board of directors authorizing the persons to sign the document. Such postponement of claim will only occur if the Borrower is in default under its obligations towards the bank or if the payment of such claim will cause the Borrower to be in default.

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American Biltrite (Canada) Ltd.     -Page 4-                    March 16th, 2004
                                                                Credit agreement
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            o     Guarantee Bond and postponement of claim to be signed by Janus
                  Flooring Corporation for full liability supported by a resolution of the Board of directors authorizing the persons to sign the document.
                        o Letter of commitment to be signed by appropriate signing officers of the Janus Flooring Co stating that all incoming amounts providing from the sale of immovable commercial property will be used to reduce the operating loan in the name of American Biltrite (Canada) ltd.

8.0 BORROWING BASE:

      8.1 Operating loans and/or overdrafts of the Borrower, net of hypothecated CIBC credit balances will not exceed at any time the aggregate of:

            a) 75% of the value of acceptable hypothecated accounts receivable of the Borrower (excluding accounts due from affiliates companies and/or shareholders and/or related persons and/or priority claims and/or accounts due over 90 days the monthly amount owed to the government Federal Goods and Services and Quebec Sales tax, to be acceptable for the purposes of inclusion in the borrowing base.

            b) 50% of the value of the raw materials inventory and the finished goods inventory (after deducting priority accounts payables from suppliers of inventory aged of 30 days and less) of the Borrower

                  Provided that, for the purposes of calculating the borrowing base at any time, the aggregate amounts of items (b) shall be taken into consideration with a maximum amount of $7,500,000, the latter amount to be reduced to $4,000,000 maximum upon receipt of the proceeds of the sale of the commercial property belonging to Janus Flooring Corporation or June 30th, 2004 whatever the ever event of these come first.

9.0 COVENANTS:

      9.1 One the basis of financial statement of the Borrower, the following financial ratios will be respected:

                  o A minimum effective working capital ratio of 1:25 at all times.
                  o A maximum total debt to effective net worth of 1.50:1 at all times.
                  o A minimum tangible net worth of Cdn $21,000,000 at all times.

      9.2 For the calculation of the effective working capital and the tangible net worth, we deduct the amount of advances and accounts receivables granted to the administrators and/or shareholders and/or associated companies as well as intangible assets such as goodwill and/or royalties and/or plus value and/or outside investments and we add the amount of advances granted to the company by the administrators and/or shareholders and/or associated companies postponed to the Bank including the amount of grants reported, if applicable.

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American Biltrite (Canada) Ltd.     -Page 5-                    March 16th, 2004
                                                                Credit agreement
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10.0 FINANCIAL REPORTS REQUIRED:

      10.1 Audited financial statements of the Borrower and a non-audited financial statement of the company, Janus Flooring Corporation and Abican Ltd, will be provided within 90 days of the company's fiscal year-end.

      10.2 Audited Financial Statements on Consolidated basis of American Biltrite Inc will be provided within 90 days of the company's fiscal year-end.

      10.3 In-house financial statements of the Borrower and Janus Flooring Corporation to be certified by the Management will be provided within 30 days of the end of each month including a written report confirming the calculations and the respect of financial ratios on a combined basis.

      10.4 Within 30 days of the end of each month, a statement of available credit (Form 6331) of the Borrower to be prepared on an in-house basis. Statement of available credit limit as well as summary of accounts receivable (including aged list of accounts receivables) and inventory will be provided on a monthly basis.

11.0 OTHER PROVISIONS

      11.1 It is understood that the Bank reserves the right to withdraw its support at any time should be in the Bank's opinion:

            (a) Any material adverse change in the financial condition of the borrower.

            (b) Any change in the company's ownership without the Bank's prior written consent.

            (c) Any legal implication detrimental to the affairs of the borrower.

            (d) Any unusual delays in the finalization of credit arrangements, including the pledging of securities.

      11.2 Without the prior written consent of the Bank, the Borrower and Janus Flooring Co undertake:

            (a) not to sell, transfer, assign, mortgage or otherwise pledge any of their assets, including the shares of their subsidiaries, wholly owned or not.

            (b) not to incur, outside the normal course of business, additional debt ranking senior or pari passu to this credit facility.

            (c) not to reimburse outside the normal course of business, advances owing to the parent and/or to the associated companies. Such advances will only occur if the Borrower is in default under its obligations towards the bank or if the payment of such advances will cause the Borrower to be in default.

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American Biltrite (Canada) Ltd.     -Page 6-                    March 16th, 2004
                                                                Credit agreement
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12.0 GENERAL PURPOSE PROTECTION CLAUSES:

      12.1 The rates of interest, fees and other charges herein set forth are predicated on the terms and conditions hereof being strictly adhered to by the Borrower (and by the guarantors, as the case may be).

                  In the event of a deviation from or failure to respect such established terms and conditions, or should the Bank be called upon to increase and/or modify such credit facilities, the Bank reserves the right to charge additional fees and/or adjust the interest rates in such manner as it shall deem justified in the exercise of its reasonable discretion, and the Bank shall advise the Borrower accordingly at the particular time.

      12.2 While we have agreed these arrangements will remain in effect for a fixed period, we anticipate that change in the laws, guidelines of requirements with which the Bank must comply, brought about by the Bank of Canada or other governmental authority, could increase the Bank's cost of providing these services or reduce the Bank's effective return under these arrangements.

                  If any such change occurs, the Bank reserves the right to
            change the terms of these arrangements. Any change in terms made by the Bank, however, will only bind you sixty (60) days after the Bank gives you written notice, and you may at any time during that sixty
            (60) days notice period terminate these arrangements effective the last day of that sixty (60) day period.

13.0 ENVIRONMENTAL CLAUSES:

      The Borrower covenants and agrees that:

      13.1 The Borrower will operate its business in compliance with all federal, provincial or municipal laws, regulations and by-laws, including without limitation, environmental, land use and health and safety laws and regulations;

      13.2 The Borrower shall immediately notify the Bank of any notice it receives of (i) any violation by it of any federal, provincial or municipal environmental law, regulation or by-law, (ii) any administrative or judicial complaint or order filed against it alleging violations of any federal, provincial or municipal environmental law, regulation or by-law, or (iii) any liability for clean-up costs associated with the release of a contaminant, pollutant, toxic substance or hazardous material or waste into the environment or for any damages resulting from such release;

      13.3 The Borrower shall not bring into or use on the Properties (whether owned, leased or otherwise) any contaminant, pollutant, toxic substance or hazardous material or waste other than in strict compliance with all applicable laws, regulations, by-laws, prudent industrial standards and any requirements of the Bank.

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American Biltrite (Canada) Ltd.     -Page 7-                    March 16th, 2004
                                                                Credit agreement
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14.0 INDEMNITY CLAUSE:

      14.1 Without limiting the above, the Borrower hereby indemnifies the Bank, its officers, directors, employees, agents and shareholders and agrees to hold each of them harmless from and against any all losses, liabilities, damages costs, expenses and claims of any and every kind whatsoever, including without limitation, all legal fees and disbursements, which at any time or from time to time may be paid, incurred or asserted against any of them for or directly or indirectly arising out of the use, production, storage, treatment, or presence, in or on the properties or release from its properties into the environment or any facility or structure of any contaminant, pollutant, toxic substance or hazardous material or waste. Such indemnification shall survive the satisfaction of the indebtedness and liability of the Borrower to the Bank.

15.0 GOVERNING LAWS.

      15.1 This Agreement shall be governed by the laws of the Civil code of the Province of Quebec.

      This credit is subject to review at any time but in any event, no later than April 30th, 2004 in light of the company's fiscal year-end audited statements.

      Trusting you will find everything to your entire satisfaction, we remain.

            Yours truly,


/s/ Germain Belisle
Germain Belisle
Manager

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American Biltrite (Canada) Ltd.     -Page 8-                    March 16th, 2004
                                                                Credit agreement
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Acknowledgement: The undersigned certifies that all information provided to CIBC is true, and acknowledges receipt of a copy of this Agreement including the attached Schedules.

                        Accepted this _____ day of ___________, _______.

AMERICAN BILTRITE (CANADA) LTD.

By: __________________________

By: __________________________


The guarantor(s) hereby acknowledge(s) receipt of this credit agreement.

Janus Flooring Corporation

By: _______________________________________________________

By: _______________________________________________________

Date: _____________


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

                                MOVABLE HYPOTHEC                 HM-QC 98/11 V-1


City: Sherbrooke                          Date:

BY: AMERICAN BILTRITE (CANADA) LTD/PRODUITS AMERICAN BILTRITE (CANADA) LTEE (the "Grantor")

usual address:  200 Bank Street

                Sherbrooke, (Quebec) J1H 4K3

IN FAVOUR OF:   CANADIAN IMPERIAL BANK OF COMMERCE (the "Bank")

      address:  1155, boul, Rene Levesque West, Suite 330

                Montreal, Quebec H3B 4P9

1.    HYPOTHEC

The Grantor hereby hypothecates in favour of the Bank to the extent of $25,000,000, in Canadian currency together with interest thereon at the rate of 25% per annum, and also assigns to the Bank as collateral security, the movable property set forth in Section 2, all substitutions and replacements thereof and increases, additions and accessions thereto, and all proceeds, fruits and income in any form derived from any dealing with any of the foregoing (the whole being hereinafter called the "Collateral").

For the purpose of securing the payment of all other sums which may not be secured by the principal hypothec created in the preceding paragraph, the Grantor hypothecates again the Collateral for a further sum equal to 15% of the amount stipulated above.

The security is created to guarantee the full and final payment of all present and future obligations of the Grantor to the Bank under:

Check the relevant box(es), fill in the required information and have the Grantor initial in the margin.

|X| the most recent credit offer made by the Bank to the Grantor, and all its amendments and renewals.

|_| the promissory note in the principal amount of $ _Amount_ issued by the Grantor in favour of the Bank and dated _Date_, and all its amendments, renewals and replacements.

|_| the loan or credit agreement dated _Date_ entered into between the Bank and the Grantor, and all its amendments, renewals and replacements.

|_| the guarantee dated _Date_ pursuant to which the Grantor has guaranteed payment of all the debts and obligations of _Name of the Company_ to the Bank, and all its amendments, renewals and replacements.

This security also secures the full and final payment of all other present and future debts and obligations of the Grantor to the Bank, direct and indirect, absolute or contingent, matured or not and of whatever nature, of the Grantor to the Bank wheresoever and howsoever incurred, whether such indebtedness and liabilities are arising from agreements or dealings between the Bank and the Grantor, or from any agreements or dealings with any third person as a result of which the Bank may become in any manner a creditor of the Grantor, and whether the Grantor be bound alone or with another or others and whether as principal or surety, together with all costs, if any, incurred by the Bank to recover its claim or to protect the integrity of its security. This security is a continuous security and shall subsist notwithstanding any fluctuation of the amounts hereby secured.

2.    DESCRIPTION OF THE COLLATERAL

This security covers the following movable property of the Grantor:
_Select item A or B but not both. Item C is optional_.

[Text illegible]

A.   |X|    Any and all movable property of every nature and description, corporeal and incorporeal, present and future and wherever situate, including but without limitation, all Claims, Property in Stock, Equipment, Intellectual Property and Securities, present and future.

B.   |_|    The following universalities of movable property:

                  |_|   All Claims present and future.

                  |_|   All Property in Stock present and future

                  |_|   All Equipment present and future

                  |_|   All Intellectual Property present and future

                  |_|   All Securities present and future

C.   |_|    The property described in Section A of the attached Schedule.